UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

CODA OCTOPUS GROUP, INC.
(Name of Small Business Issuer in its Charter)

Delaware	000-52815	34-200-8348
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization		Identification Number)

Newport Office Center I
111 Town Square Place, Jersey City, Suite 1201
New Jersey 07310
(Address, Including Zip Code of Principal Executive Offices)

(212) 924-3442
(Issuer's telephone number)

 164 West, 25th Street, 6th Floor, New York
New York 10001
(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2010, the Board of Directors of Coda Octopus Group Inc. (the “Company”) elected Charles Runnels and Rolf Kahrs Hansen to fill existing vacancies on the Company’s Board of Directors.

Since 2004, Mr. Runnels has been President and Chief Executive Officer of FORT Properties, Inc., a firm specializing in fractional ownership offerings within the real estate industry, of which he was one of the founders.  Prior thereto, Mr. Runnels spent four years with CB Richard Ellis Investors, where his team structured and implemented a packaged real estate investment product known as the "1031FORT."  Mr. Runnels serves on the 1031 sub-committee for the Investment Program Association (IPA) and is a member of International Counsel of Shopping Centers (ICSC). He is a frequent speaker on Section 1031 fractionalized ownership and has most recently participated in the Credit Net Lease Forum in New York City, the USC Crocker Symposium in Los Angeles, the Build to Suit Forum of National Association of Industrial & Office Properties (NAIOP), the CBRE Private Client Group Conference in New Orleans, the CBRE Institutional Client Forum in New Orleans and the CBRE World Conference in Las Vegas.

Dr. Rolf Kahrs Hansen has been the Chief Scientist at CodaOctopus Omnitech AS, the Company’s wholly owned subsidiary and has been with the company since its acquisition by Coda Octopus in 2002. He is also one of the two (2) inventors of the Company’s patented solution which it markets under its trademark Echoscope® and which covers a method of producing a 3D sonar image that permits real time, three dimensional visualization of submerged /underwater environment.    During this time he has also been a consultant for EuroSleep AS, Norway, an entity that manages several hospital departments specialised on obstructive sleep apnea diagnosis and treatment, as well as a consultant for MRA AS, Norway and MRA-Medical Ltd. UK. MRA produce and sell the ApneaGraph system for diagnosis of sleep apnea.  Prior thereto he was a Managing Director and the Chief Engineer at OmniTech, a company that was acquired by the Company in 2002.  In that capacity he was intimately involved in the development of acoustical underwater 3D sonar systems and the development and production of battery powered data acquisition system. He also is very involved in the Company’s patent strategy.  Dr. Hansen holds a doctoral degree from the University of Bergen and a M.Sc. from the University of Trondheim, Norwegian Institute of Technology: Department of Applied Physics.

The Company has agreed to pay Mr. Runnels $1,875 per board meeting plus expense reimbursement.  He will also be granted options to purchase 50,000 shares of Company common stock at $1.05 per share or such other price as the Board or Compensation Committee shall deem fit.

Dr. Hansen will be granted 100,000 shares of the Company’s Common Stock on the first anniversary of his appointment.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2010

Coda Octopus Group, Inc.

/s/ Geoffrey Turner
By: Chief Executive Officer